                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant __X__
Filed by a Party other than the Registrant ___
Check the appropriate box:
___ Preliminary Proxy Statement
___ Confidential, For Use of the Commission only (as permitted by
___ Rule 14a-6(e)(2))
_x_ Definitive Proxy Statement
___ Definitive Additional Materials
___ Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                           Marlton Technologies, Inc.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

                                Alan I. Goldberg
                                ----------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
_x_  No Fee Required

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)  Title of each class of securities to which transaction applies:
             -------------------------------------------------
         2)  Aggregate number of securities to which the transaction applies:
             -------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
             -------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:
             -------------------------------------------------

         5)  Total Fee paid:_____________________________________

___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
             -------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:
             -------------------------------------------------
         3)  Filing Party:
             -------------------------------------------------
         4)  Date Filed:
             -------------------------------------------------

================================================================================

                           MARLTON TECHNOLOGIES, INC.

                                2828 Charter Road
                        Philadelphia, Pennsylvania 19154

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  June 18, 1998

                                  -------------

To the Shareholders of MARLTON TECHNOLOGIES, INC.:

           The Annual Meeting of Shareholders of MARLTON TECHNOLOGIES, INC. will be held on Thursday, June 18, 1998 at 9:00 a.m. at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania 19154, for the following purposes:

           (1)   To elect to the Board two directors.
           (2)   To amend the 1992 Director Stock Plan
           (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

           The close of business on April 23, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

           YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                              By order of the Board of Directors



                                              Alan I. Goldberg
                                              Secretary
Philadelphia, Pennsylvania
April 30, 1998



================================================================================

                           MARLTON TECHNOLOGIES, INC.

                                2828 Charter Road
                        Philadelphia, Pennsylvania 19154



                                  ------------

                                 PROXY STATEMENT

                                  ------------


                         Annual Meeting of Shareholders
                            To Be Held June 18, 1998


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of MARLTON TECHNOLOGIES, INC. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held June 18, 1998 and at any adjournments thereof (the "Annual Meeting"). If the enclosed Proxy is properly executed and returned, the shares represented will be voted in accordance with the instructions specified by the shareholder. If no instructions are given, those shares will be voted in favor of the nominees for director (with discretionary authority of the proxies to cumulate votes), for Proposal 2, and in the discretion of the proxies, upon such other business as may properly come before the meeting. Proxies may be revoked at any time prior to being voted, (i) by delivery of written notice to the Company's Secretary, (ii) by submission of a later dated proxy, or (iii) by revoking the proxy and voting in person at the Annual Meeting.

         This Proxy Statement, the enclosed Proxy and the 1997 Annual Report of the Company are first being mailed to the Company's shareholders on or about April 30, 1998.

                                  VOTING RIGHTS

         Only shareholders of record at the close of business on April 23, 1998 (the "Record Date") will be entitled to vote at the meeting. On that date there were outstanding 7,094,578 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"). Each share is entitled to one vote on all matters, except that cumulative voting rights are in effect for the election of directors. Each shareholder may cast as many votes as there are directors to be elected for each share held by him, and may cast his total number of votes for one nominee or divide the total among any number of nominees. The two candidates receiving the greatest number of votes cast will be elected as directors of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve any other proposals for which proxies from shareholders are being solicited pursuant to this Proxy Statement. Abstentions will be counted for purposes of determining a quorum but will not be counted otherwise, and broker non-votes on specific matters will not be counted for any purpose.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date with respect to (i) those persons known by the Company to be the beneficial owners of 5% or more of the Company's Common Stock, and (ii) each director, nominee, executive officer, and all directors and executive officers of the Company as a group:

                                                                           Amount and Nature           Percent
                                                                             of Beneficial               of
            Name and Address of Beneficial Owner                               Ownership               Class (1)
            ------------------------------------                           -----------------           ---------
Lawrence Schan
250 King Manor Drive
King of Prussia, PA 19406 .............................................        904,600 (2)               12.8%
Citibank, N.A. ("Citibank"), as Trustee of the
Commingled Employee Benefit Trust ("CEBT")
399 Park Avenue
New York, New York 10043 ..............................................        772,226 (3)               10.9
Stanley D. Ginsburg
50 Belmont Ave., #1014
Bala Cynwyd, PA 19004 .................................................        740,442 (2)               10.4
Ira Ingerman
1300 Centennial Road
Narberth, PA 19072 ....................................................        735,642 (2)               10.4
Alan I. Goldberg
2828 Charter Road
Philadelphia, Pennsylvania 19154 ......................................        622,900 (4)(5)             8.2
Robert B. Ginsburg
2828 Charter Road
Philadelphia, Pennsylvania 19154 ......................................        616,782 (5)(6)             8.1
Tsubasa System Co. Ltd. ("Tsubasa")
Tachibana Annex Building
2-25-14 Kameido, Koto-Ku
Tokyo, Japan 136 ......................................................        500,000 (7)                7.0
Fred Cohen ............................................................        140,093 (8)                2.0
E.D. Costantini, Jr. ..................................................        132,174                    1.9
Dr. William F. Hamilton ...............................................         78,604 (9)                1.1
Seymour Hernes ........................................................         72,473 (10)               1.0
All directors and executive officers as a group (6 persons) ...........      1,663,026 (4,5,6,7,         20.1
                                                                                        8, 9, 10)

--------

 (1) Percent of class has been computed on the basis of the number of shares of Common Stock outstanding as of the Record Date, plus for any shareholder or shareholder group, the number of shares which would be outstanding if that shareholder or shareholder group exercised all stock options and conversion rights exercisable within 60 days after the Record Date.
 (2) 1,809,000 of these shares of Common Stock are held by the DMS Store Fixtures Shareholders Trust ("Trust") described below. 452,250 shares were contributed by Mr. S. Ginsburg, 452,250 shares were contributed by Mr. Ingerman and 904,500 were contributed by Mr. Schan. By virtue of provisions of the Trust, Messrs. Ginsburg, Ingerman and Schan have shared voting power with respect to the 1,809,000 shares held by the Trust. In addition, Mr. Ginsburg directly owns 228,192 shares of Common Stock, Mr. Ingerman directly owns 283,392 shares of Common Stock and Mr. Schan directly owns 100 shares of Common Stock. Also, Mr. Ingerman has sole voting power over 171,900 shares held by him as custodian under the DMS Employee Shareholders Agreement described below. As a result of the foregoing, Mr. Ginsburg may be deemed to beneficially own 2,097,192 shares (29.6% of the shares of Common Stock outstanding); Mr. Ingerman may be deemed to beneficially own 2,264,292 shares (31.9% of the shares of Common Stock outstanding); Mr. Schan may be deemed to beneficially own 1,809,000 shares (25.5% of the shares of Common Stock outstanding) and the Trust may be deemed to beneficially own 1,809,000 shares (25.5% of the shares of Common Stock outstanding). These individuals collectively may be deemed to beneficially own 2,552,584 shares (36.0% of the shares of Common Stock outstanding). Of the shares beneficially owed by these individuals, Mr. Ginsburg has sole voting power with respect to 288,192 shares, shared voting power with respect to 1,809,000 shares and sole investment power with respect to 740,442 shares; Mr. Ingerman has sole voting power with respect to 455,292 shares, shared voting power with respect to 1,809,000 shares and sole investment power with respect to 735,642 shares; Mr. Schan has sole voting power with respect to 100 shares, shared voting power with respect to 1,809,000 shares and sole investment power with respect to 904,600 shares; and the Trust has sole voting power with respect to 1,809,000 shares.
 (3) CEBT is a collective investment fund for various tax exempt pension and profit sharing trusts for which Citibank acts as trustee. Record ownership of these shares is in the name of a nominee of Citibank. Citibank disclaims beneficial ownership of such shares.
 (4) Includes an aggregate of 520,772 shares which Mr. Goldberg may acquire within 60 days after the Record Date upon the exercise of outstanding stock options and conversion rights.
 (5) Does not include for each of Messrs. Goldberg and Ginsburg 77,414 shares held by the Company's 401k Plan for the benefit of Company employees. Each of Messrs. Goldberg and Ginsburg is a trustee of such plan, and each disclaims beneficial ownership of all such shares except those shares held for the direct benefit of each as a participant in such plan.
 (6) Includes an aggregate of 533,572 shares which Mr. Ginsburg may acquire within 60 days after the Record Date upon the exercise of outstanding stock options and conversion rights.
 (7) On January 22, 1996, in connection with a restructured joint venture with the Company, Tsubasa received 500,000 unregistered shares and the waiver by the Company of all future royalties from Sparks Japan, in consideration of a Tsubasa $3,000,000 investment in the Company.
 (8) 89,713 of these shares are held in trust for the benefit of the children of Mr. Cohen and an additional 14,500 shares and an aggregate of 400 shares are held directly by his wife and children, respectively. Mr. Cohen disclaims beneficial ownership of such shares. Includes an aggregate of 30,000 shares which Mr. Cohen may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.
 (9) Includes an aggregate of 49,500 shares which Dr. Hamilton may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.
(10) Includes an aggregate of 1,500 shares held directly by his wife. Mr. Hernes disclaims beneficial ownership of such shares. Also includes an aggregate of 49,500 shares which Mr. Hernes may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

         DMS Store Fixtures Shareholders Trust ("Trust")
         -----------------------------------------------

         On December 31, 1997, the Trust received 1,809,000 shares of Common Stock as a result of the acquisition by the Company of DMS Store Fixtures, Inc. (904,500 shares of Common Stock by Mr. Schan and 452,250 shares of Common Stock by each of Messrs. Ingerman and S. Ginsburg). The foregoing table allocates beneficial ownership of these shares to these individuals in the amounts contributed to the Trust by them, respectively. Messrs. Schan, Ingerman and S. Ginsburg are collectively referred to as the "DMS Principals". The DMS Principals will contribute any additional stock consideration (up to 250,000 shares of Common Stock) to be received in connection with the acquisition to the Trust. The Trust has a term expiring March 31, 2003. The Trust was established pursuant to the DMS Store Fixtures Shareholders Trust Agreement (the "Trust Agreement"). The Trust provides that each of the DMS Principals will be vested in the shares he contributed to the Trust in five equal annual increments. In the event that any DMS Principal were to cease being employed by the Company without the consent of the Company or were to be terminated by the Company for cause (as defined in the Trust Agreement), prior to December 31, 2002, such person will be entitled to receive only those shares that have vested at that time, and all unvested shares of Common Stock will be divided pro rata among the remaining DMS Principals. Prior to vesting, the DMS Principals may not sell, transfer or otherwise convey the Common Stock that they contributed to the Trust; however, vested shares may be distributed to the DMS Principal who contributed such shares and be transferred by such DMS Principal upon his request and with the consent of the other DMS Principals who have beneficial ownership in the Trust at the time of the request. The Common Stock held in the Trust will be voted by the unanimous consent of the DMS Principals who have a beneficial ownership in the Trust at the time of the vote. Mr. Ingerman, as trustee under the Trust, will vote the shares held by the Trust in the manner agreed upon by the DMS Principals, or, in the absence of unanimous agreement as to how to vote, will abstain from voting the shares held by the Trust. The Trust will terminate prior to the expiration of its term in the event that (i) the Company and each of the DMS Principals then employed by DMS agree to terminate the Trust or (ii) the Company ceases to exist pursuant to a merger, consolidation, recapitalization, reorganization or dissolution. The Trust provides that each of the DMS Principals will have the right to receive his allocable share of the stock consideration and any additional stock consideration upon the dissolution of the Trust provided that such DMS Principal remains (with certain permitted exceptions such as death or disability or termination of employment without cause) an employee of the Company as of the date of such dissolution. The duration and vesting terms of the Trust may only be amended by the DMS Principals with the Company's prior written consent.

         DMS Employee Shareholders Agreement
         -----------------------------------

         In contemplation of the acquisition of DMS Store Fixtures, Inc. by the Company, certain employees of DMS Store Fixtures, Inc. (the "DMS Employees") received 171,900 shares of the Company's Common Stock (the "DMS Employee Shares") in exchange for shares of DMS Store Fixtures, Inc. that they received as a bonus prior to the acquisition. Each of the DMS Employees entered into the Shareholders Agreement pursuant to which Mr. Ingerman serves as custodian of the DMS Employee Shares and has been granted a proxy to vote the DMS Employee Shares. The Shareholders Agreement will be in effect until March 31, 2003. Under the Shareholders Agreement, the DMS Employees will be vested in their shares, if they remain employed by DMS Store Fixtures Corp. ("New DMS") at the expiration of the term of the Shareholders Agreement (with certain permitted exceptions such as death or disability or termination of employment without cause, as defined in the Shareholders Agreement) and the performance targets (the "Performance Targets") are met. In the event that any of the DMS Employees were to cease being employed by New DMS without the consent of New DMS or were to be terminated by New DMS for cause, as defined in the Shareholders Agreement, prior to the expiration of the term of the Shareholders Agreement, all unvested shares allocable to those DMS Employees will not vest and will be forfeited. Additionally, if the Performance Targets are not met, the DMS Employees unvested shares will be forfeited. Under the Performance Targets, all of the shares will vest if the increase in gross revenue for the year ending December 31, 2002 of New DMS is at least $15,000,000 greater than the gross revenue of DMS Store Fixtures, Inc. for the year ended December 31, 1997. If the increase in gross revenue for the same period is greater than $11,000,000 but less than $15,000,000, a percentage of the shares will vest, as detailed in the Shareholders Agreement. At the termination of the Shareholders Agreement, all of the forfeited shares will be allocated in the following manner: (i) if the Performance Targets are met, all of the forfeited shares will be allocated to the DMS Principals and the DMS Employees, pro rata in proportion to the stock consideration received by such person and (ii) if the Performance Targets are not met, all of the forfeited shares will be allocated among the DMS Principals in proportion to the stock consideration received by such persons. The custodian has the discretion at any time to reduce or eliminate the Performance Targets in his sole discretion. None of the 171,900 shares subject to the Shareholders Agreement have been included in the beneficial ownership of Messrs. Schan, Ingerman or S. Ginsburg set forth in the preceding table.

         CEBT Agreements
         ---------------

         Of the shares held by CEBT, 608,388 were purchased from the Company for an aggregate consideration of $999,994.75 on May 3, 1968. The related purchase agreement provides, among other things, that the Company will use its best efforts, if requested, to cause the election of a nominee of Citibank to the Board. Citibank has not designated any nominee for the upcoming election of directors. The purchase agreement also provides CEBT with the right to require the Company to register for sale shares owned by CEBT at the Company's expense or to participate in any registration of shares undertaken by the Company.

                              ELECTION OF DIRECTORS

         The Board is divided into three classes of directors. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three year term. In accordance with the Company's Restated Certificate of Incorporation and By-Laws, the Board by resolution has fixed the total number of directors at five. Fred Cohen and Dr. William F. Hamilton have been designated by the Board as its nominees for election as directors at the Annual Meeting, to serve for the term expiring in 2001. Since only two nominees are to be elected, proxies cannot be voted for more than two individuals.

         The Company has no reason to believe that a nominee will be disqualified or unable or unwilling to serve if elected. However, if a nominee should become unavailable for any reason, proxies may be voted for another person nominated by the Board to fill the vacancy. Following is certain information concerning the nominees, as well as those directors whose terms of office are continuing after the meeting.

                                                                       Director
                 Name                                  Age              Since
                 ----                                  ---              -----

    Nominees for Three-Year Term:

    Fred Cohen ..................................      70                 1966
    Dr. William F. Hamilton .....................      58                 1988

    Director Continuing in Office until 1999 Annual Meeting:

    Robert B. Ginsburg ..........................      44                 1990

    Directors Continuing in Office until 2000 Annual Meeting:

    Alan I. Goldberg ............................      46                 1991
    Seymour Hernes ..............................      71                 1968


           Fred Cohen, a founder of the Company, served as the Company's Chief Executive Officer from May 1966 until December 1990, and has served as Chairman of the Board since May 1966.

           Dr. William F. Hamilton has been Director of the Management and Technology Program and Landau Professor of Management and Technology in the Wharton School and the School of Engineering and Applied Science at the University of Pennsylvania since 1978. Dr. Hamilton serves as a director of Hunt Manufacturing Company (NYSE), Centocor, Inc. (NASDAQ), Neose Technologies, Inc. (NASDAQ) and Digital Lightwave, Inc. (NASDAQ).

           Robert B. Ginsburg has served as an officer of the Company since August 1990 and is currently Chief Executive Officer and President of the Company. Mr. Ginsburg is a Certified Public Accountant. From 1985 to August 1990, Mr. Ginsburg was actively involved in the development and management of business opportunities, including the acquisition of manufacturing companies, investment in venture capital situations and the provision of finance and management consulting services as a principal of Omnivest Ventures, Inc.

           Alan I. Goldberg has served as an officer of the Company since August 1990 and is currently Executive Officer and Secretary of the Company. Mr. Goldberg is a corporate attorney. From April 1987 through August 1990 he was involved in venture capital investments and business acquisitions as a principal of Omnivest Ventures, Inc.

           Seymour Hernes served as the Company's Executive Vice President from March 1973 until December 1990, and has served as Vice Chairman of the Board since January 1991.

           Messrs. Ginsburg and Goldberg have employment agreements with the Company which require the Company and the Board to use their best efforts to cause them to be elected as directors for a term equal to the term of their employment agreements.

           Section 16(a) Beneficial Ownership Reporting Compliance
           -------------------------------------------------------

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission, the American Stock Exchange, and the Company. Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no Forms 5 were required, the Company believes that for 1997, the Company's directors, officers and greater than 10% beneficial owners complied with all
Section 16(a) filing requirement, except each of Messrs. Cohen, Ginsburg and Goldberg reported one transaction during 1997 for which the required Form 4 was not filed on a timely basis.


            MEETINGS OF THE BOARD AND COMMITTEES, ATTENDANCE AND FEES

           Three meetings of the Board were held during 1997. All meetings were attended by all of the directors who were in office at the time.

           For 1997 directors not employed by the Company received (i) Company Common Stock in the amount of $3,000 of market value under the Company's 1992 Director Stock Plan instead of a cash annual retainer, (ii) a fee of $833 for each Board meeting attended, and (iii) a stock option award of 10,000 shares at the then current fair market value, vesting over a one year period of service as a director, and expiring after a period of five years. Directors employed by the Company receive no additional compensation for their services as directors of the Company. Members of the Audit Committee who are not employees of the Company also received a fee of $250 for each Audit Committee meeting attended.

            For 1998 directors not employed by the Company will receive (i) a cash annual retainer of $10,000 (or at the director's election, options as provided below), (ii) a fee of $1,000 for each Board meeting attended in person, $250 for participation by telephone, and (iii) a stock option award of 10,000 shares at the then current fair market value, vesting over a one year period of service as a director, and expiring after a period of five years. Members of the Audit and Compensation Committee who are not employees of the Company will receive a fee of $500 for each committee meeting attended, except no fee is payable if such meetings are scheduled immediately before or after a Board meeting. If Proposal 2 is adopted, in lieu of all or any of the cash annual retainer, a director may elect to receive stock options with an exercise price equal to 33-1/3% of the fair market value on the date of the option grant, so that the aggregate discount on all such options equals the amount of the cash retainer foregone by the director. These options would vest over a one year period of service as a director and expire after a period of five years. If Proposal 2 is not adopted, directors will receive the annual retainer in cash and will not have the right to receive all or any of the annual retainer in stock options as provided above.

           The Audit Committee's functions include the recommendation to the full Board of the engagement of the Company's independent public accountants, the review with the chief financial officer of the Company and the Company's independent public accountants of the scope and results of the audit and other activities performed by the independent public accountants for the Company, and inquiries into special accounting or related matters. This committee was established in April, 1985. One formal meeting was held during the last fiscal year by this committee, and substantially all committee functions were covered at meetings attended by the full Board. This committee currently consists of Messrs. Cohen and Hamilton.

           The Company has a Compensation Committee which is appointed by the Board and currently consists of Messrs. Cohen, Hamilton and Hernes. The primary functions of this committee are to review and determine executive compensation, and to administer the Company's 1984 Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the Directors and Consultants Stock Option Plan, the 1990 Stock Option Plans, and the 1992 Employee Stock Plan. Subject to the provisions of each plan, the committee prescribes the number of shares and terms of each option and stock grant, and interprets and makes all other determinations for the administration of each plan. Although no formal meetings were held during the last fiscal year, all decisions during the fiscal year were made by written resolutions, in lieu of meetings, consented to by each member of the committee, or by telephone discussions among committee members.

         The Company does not have any nominating committee of the Board, nor committee performing similar functions.

                PROPOSAL 2: AMENDMENT TO 1992 DIRECTOR STOCK PLAN

         At the 1992 Annual Meeting, Company shareholders approved the 1992 Director Stock Plan (the "DSP") which applies to non-employee directors serving on the Board of Directors of the Company. The DSP was created to provide an incentive for non-employee directors to improve and contribute to the performance of the Company. The Company authorized up to 50,000 shares of Common Stock, subject to adjustment to prevent dilution or enlargement of rights, for the DSP. At the 1994 Annual Meeting, Company shareholders approved an amendment to the DSP to include an additional 50,000 shares and to provide that in addition to automatic nondiscretionary annual awards of Common Stock instead of annual retainer fees, stock options may be granted to eligible directors to purchase DSP authorized shares at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant, vesting over a one year period of service as a director, exerciseable for a period of up to five years, and without monetary consideration upon the granting of such options. At the 1996 Annual Meeting, Company shareholders approved an amendment to the DSP to include an additional 100,000 shares. For 1997, three directors were covered by the DSP. The DSP provides for automatic nondiscretionary annual awards of shares of Common Stock to each eligible Director instead of an annual retainer fee. The shares are awarded at average market value over the ten trading days prior to the date of the Annual Meeting, and vest over the next 12 months of service as a director. For 1996 and 1997, each of the Company's eligible directors received an annual retainer fee of $3,000 in shares (1,043 shares for 1996 and 840 shares for 1997), and stock options to purchase 10,000 shares. In subsequent years, the retainer fee to be paid in shares may be increased to the greater of (i) $5,000 per year, or (ii) the market value of 2,000 shares of Common Stock per year. The market value of the Company's Common Stock as of April 14, 1997 was $7.00.

         The DSP nondiscretionary annual awards are self-effectuating and the stock option awards are discretionary. The Board may amend, suspend or terminate the DSP, provided, however, the DSP cannot be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, or the rules promulgated thereunder; and provided further, the DSP cannot be amended, without shareholder approval to the extent required by law or the listing rules:
(a) to increase the number of shares of Common Stock which may be issued under the DSP, (b) to materially modify eligibility requirements, or (c) to materially increase the benefits under the DSP.

         Subject to shareholder approval, the Board has recommended that the DSP be amended (i) to eliminate non-discretionary annual awards of shares of Common Stock to each eligible director instead of annual retainer fees, (ii) to provide that DSP authorized shares may be issued to eligible directors pursuant to stock awards or stock options, on such terms and conditions as determined by the Board of Directors, excluding each eligible director and (iii) to include an additional 50,000 shares to be available for stock awards and grant of options to eligible directors as provided above.

           If this Proposal is approved, the Company intends for 1998 to provide each of its non-employee directors with (i) 10,000 stock options with an exercise price equal to the current market value on the date of grant, vesting over a one year period of service as a director, and expiring after a period of five years, (ii) and the right to elect to take all or any of a $10,000 cash annual retainer in additional stock options with an exercise price equal to 33-1/3% of the fair market value on the date of the option grant, so that the aggregate discount on all such options equals the amount of the cash retainer forgone by the director, vesting over a one year period of service as a director, and expiring after a period of five years. Currently three non-employee directors are eligible participants.

        THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THIS PROPOSAL.


                         Federal Income Tax Consequences

         A person receiving an award of unrestricted stock under the DSP will generally have ordinary income equal to the fair market value of the shares received. Unless a Section 83 election is made, a person receiving an award of restricted stock under the DSP will not have taxable income upon the receipt of the restricted stock but generally will recognize ordinary income when the shares are no longer subject to forfeiture. If a Section 83 election is made, ordinary income will be recognized at the time the award is received. In such event, however, if the shares are later forfeited, no deduction is allowed with respect to such forfeiture. The amount of such ordinary income will be the fair market value of the shares at the time income is recognized. Any gain or loss recognized upon the sale of shares acquired pursuant to an award will generally be treated as capital gain or loss and will be long-term or short-term depending upon the holding period of the shares.

         Generally, a person receiving a non-statutory option will not have taxable income upon the grant of the option. In the case of non-statutory options, the person will recognize ordinary income upon the exercise of the non-statutory option in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. When the shares are sold, the person will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in his income when the option was exercised.

         The Company will be entitled to a tax deduction in connection with an option or award only in an amount equal to the ordinary income realized by the person and at the time such person recognizes such income provided the applicable withholding requirements are met. The federal, state and local income tax consequences to any particular taxpayer will depend upon his individual circumstances. In addition, various tax legislative proposals are introduced from time to time, and it is not possible to predict which of the various proposals introduced will be enacted into law, the form in which they may be enacted, the effective dates thereof or the effect on the tax consequences of participation in any of the Company's plans.

                       EXECUTIVE OFFICERS AND COMPENSATION

           The following Summary Compensation Table sets forth the aggregate amounts paid or accrued by the Company and its subsidiaries during the last three fiscal years to its Chief Executive Officer and to each of the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                                         Annual  Compensation              Long Term Compensation
                                         --------------------              ----------------------
                                                              Other
                                                              Annual                Securities               All Other
                                                              Compen-  Restricted   Underlying      LTIP      Compen-
     Name and                                   Bonus         sation    Stock        Options/     Payouts     sation
Principal Position        Year       Salary ($)   ($)         ($)      Awards($)     SARs (#)        ($)      ($) (1)
------------------        ----      ----------- -------     --------   ---------    ----------   ----------  ---------
Robert B. Ginsburg        1997      145,000    165,681        -        -             20,000        -          2,350
 President & CEO          1996      145,000    152,000        -        -                -          -          1,000
                          1995      129,615     70,000        -        -                -          -          1,000
Alan I. Goldberg          1997      100,000    165,681        -        -             20,000        -          3,000
 Executive Officer        1996      100,000    152,000        -        -                -          -          1,000
 & Secretary              1995       83,077     70,000        -        -                -          -          1,000
E. D. Costantini, Jr.     1997      100,000    123,646        -        -                -          -          3,000
 CFO & Treasurer          1996      100,000     89,560        -        -             60,000        -          1,000
                          1995       98,000     50,750        -        -                -          -          1,000

---------
           (1) Consists solely of reimbursement of term life insurance premiums of up to $2,000 per year per individual; and up to $1,000 per year per individual for Company matching 401k Plan contributions in the form of restricted Common Stock, which Plan is available to all non-union employees of the Company.

                      Option/SAR Grants in Last Fiscal Year

                              Individual Grants
                       -----------------------------
                         Number           % of Total                                               Potential
                          of               Options/                                              Realizable Value
                       Securities           SARs                                                  Assumed Annual
                       Underlying         Granted to       Exercise                             Rates of Stock Price
                       Options/           Employees        or Base           Expira-                Appreciation
                        SARs                in             Price             tion                 for Option Term
   Name                Granted           Fiscal Year       ($/Sh)            Date             5%  ($)           10%  ($)
   ----                -------           -----------       ------            ----             -------           --------
Robert B. Ginsburg      20,000 (1)         11.6%            $3.375           4/30/07           $42,460           $107,578
Alan I. Goldberg        20,000 (1)         11.6%            $3.375           4/30/07           $42,460           $107,578
E. D. Costantini, Jr.     0                  -                -                 -                 -                 -

---------
(1) Options vest at the rate of 1,667 per month over a 12 month period commencing June 1, 1997, based on continued employment.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values


                                                                           Number of
                                                                           Securities               Value of
                                                                          Underlying                Unexercised
                                                                         Unexercised               In-the Money
                                                                          Options/SAR            Options/SARs at
                                                                          FY-End (#)                 FY-End ($)
                          Shares Acquired                                Exercisable/             Exercisable/
         Name             on Exercise (#)      Value Realized ($)      Unexercisable              Unexercisable
         ----             ---------------      ------------------      -------------              -------------
Robert B. Ginsburg         20,000                $ 85,500             558,572/20,000            $2,387,717/$52,500
Alan I. Goldberg           25,000                $106,875             553,572/20,000            $2,365,717/$52,500
E. D. Costantini, Jr.        -                       -                127,500/0                 $508,125/0

         During 1997, the only grants of Stock Options, Long-Term Incentive Plan awards or Stock Appreciation awards was a grant to each of Messrs. Ginsburg and Goldberg of 20,000 options, vesting over a twelve month period, exerciseable at a price of $3.375 per share, as shown above.

         Pursuant to amended employment agreements dated January 2, 1998 and expiring December 31, 2002, Mr. Ginsburg is employed as the Company's President and Chief Executive Officer at a base salary of $200,000 per year, and Mr. Goldberg is employed as the Company's Executive Officer and Secretary at a base salary of $150,000 per year, in each case with annual increases of 3%. Mr. Ginsburg receives an annual bonus ranging (i )from 1% of the Company's pre-tax profit if the Company's annual earnings per share increases over the prior year by at least 5%, (ii) to 7% of the Company's pre-tax profit if the Company's annual earnings per share increases over the prior year by at least 25%. Mr. Goldberg receives an annual bonus ranging (i) from .9% in 1998 (.8% in 1999 and
 .75% thereafter) of the Company's pre-tax profit if the Company's annual earnings per share increases over the prior year by at least 5%, to (ii) 6.3% in 1998 (5.6% in 1999 and 5.25% thereafter) of the Company's pre-tax profit if the Company's annual earnings per share increases over the prior year by at least 25%.

         Edmond D. Costantini, Jr., age 43, has served as an officer of the Company since January 1991 and is currently Chief Financial Officer and Treasurer of the Company. Mr. Costantini is a Certified Public Accountant, and was involved in the commercial vehicle and equipment leasing industry from 1980 through May 1990 in various capacities, including founder and President/Chief Financial Officer of Hansen Leasing Corporation.

         For 1998 Mr. Costantini will receive a base salary of $110,000 per year, plus an annual bonus ranging (i) from $12,500 if the Company's annual earnings per share increases over the prior year by at least 7.5%, (ii) to $120,000 if the Company's annual earnings per share increases over the prior year by at least 35%. Mr. Costantini will also receive 10,000 stock options on December 31, 1998, with an exercise price equal to the then current market value and expiring after a period of five years, based on his continued employment through December 31, 1998.

         In the event of termination of Messrs. Ginsburg's or Goldberg's employment without cause by the Company, each is entitled to all compensation payable under his respective employment agreement over the remaining term and the economic benefit of all stock options of his employment agreement were not terminated.

             Compensation Committee Report on Executive Compensation
             -------------------------------------------------------

        The Compensation Committee of the Board of Directors, composed of the Company's three non-employee directors, reviews and recommends to the Board executive compensation and administers the Company's stock option and award plans. The objective of the Company's compensation program is to build shareholder value by attracting and retaining key executives. The Committee establishes compensation programs which it believes are reasonable and competitive with similarly situated companies. The components of the Company's executive compensation program are base salary, bonus plans and stock options and awards.

        Base Salary. Base salary is designed to provide each executive with a fixed amount of annual compensation that is competitive with the marketplace. Base salary is specified in employment agreements ranging up to 5 years in duration and is subject to review at the end of the contract term. Salaries may also be reviewed and increased during the term at the discretion of the Board. For 1997, no executive base salaries were reviewed or increased.

        Bonus Plans. The Company establishes bonus plans intended to encourage improved operating and financial results. Bonus plans are specified in employment agreements ranging up to 5 years in duration and are subject to review at the end of the contract term. The 1997 objectives for all executive officers under their bonus plans were based on the Company's operating and financial results measured by the Company's or its subsidiaries' income. The Chief Executive Officer's 1997 plan was linked to operating and financial results by providing for a bonus of 5% of the defined pre-tax profits of all subsidiaries of the Company.

        Stock Options and Awards. The long-term component of the Company's incentive compensation program consists of equity-based grants which have been in the form of stock options and restricted stock awards. These grants are designed to create a mutuality of interest with shareholders by motivating the CEO and the other executive officers and key personnel to manage the Company's business so that the shareholders' investment will grow in value over time. The Committee's policy has been to base individual awards on an evaluation of an executive's performance and the overall performance of the Company. The Committee may also consider the amount of an individual's outstanding or previously granted options or shares in determining the size of the grant. The 20,000 stock options granted to each of the Company's Chief Executive Officer and Executive Officer in 1997 reflected these policies and, as in the case of other executive officers, the results of the Committee's review of their performance and the overall performance of the Company.

           Tax Deductibility. With respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, the Company does not expect to have any amount of compensation exceeding the $1 million annual limitation.

                                             Dr. William F. Hamilton - Chairman
                                             Fred Cohen
                                             Seymour Hernes

           Compensation Committee Interlocks and Insider Participation
           -----------------------------------------------------------

           For 1997, Messrs. Cohen, Hamilton and Hernes served as the Compensation Committee of the Board of Directors. Messrs. Cohen and Hernes were employees of the Company prior to December 31, 1990.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

           The following graph shows the cumulative total shareholder return on the Company's Common Stock on a yearly basis over the five-year period ended December 31, 1997, and compares this return with (i) the American Stock Exchange Market Value Index and (ii) the 69 public companies listed in the Company's Standard Industrial Code 7389 - Business Services Not Elsewhere Classified. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.



300 ----------------------------------------------------------------------------




250---------------------------------------------------------------------------#-



                                                                              *
200----------------------------------------------------------*------------------


                                                                             @
                                            *                #
150-----------------------------------------------------------------------------
                                                             @
                *              *              @
                @
                               @
100#*@--------------------------------------------------------------------------


                #
                                               #
 50-----------------------------------------------------------------------------
                                 #



  0-----------------------------------------------------------------------------
 1992           1993           1994           1995           1996           1997

          # = MARLTON TECHNOLOGIES   * = SIC CODE   @ = AMEX MARKET INDEX

                                                                 Fiscal Year Ending December 31
                                       1992        1993          1994          1995           1996           1997
                                       ----        ----          ----          ----           ----           ----
Marlton Technologies Inc.              100         65.79         36.84         55.26         163.16         252.63
SIC Code                               100        132.14        135.16        171.82         196.94         206.21
American Stock Exchange Index          100        118.81        104.95        135.28         142.74         171.76


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the first quarter of 1995, the Company entered into an agreement with Tsubasa Systems Company Ltd. to assist Tsubasa in the opening of portable exhibit showrooms in Japan. The Company received a 10% equity interest in the new Japanese corporation, the right to royalties on future sales, and the right through a Company joint venture to provide Expose' products for sale by the Japanese corporation. For a $3,000,000 investment in January 1996, Tsubasa received 500,000 unregistered shares of the Company's Common Stock and the Company agreed to waive all future royalties from Sparks Japan. The Company retained its 10% equity interest, as well as its vendor-customer relationship with Sparks Japan. This $3,000,000 was targeted for future acquisitions, as well as strengthening the overall financial condition of the Company. Tsubasa is listed under Security Ownership as a 5% or more beneficial owner of the Company's Common Stock as a result of this transaction.


     In August 1995, the Company was obligated to make a final contingent payment to the original sellers of Sparks Exhibits Corp. (the "Sellers"). The Company and the Sellers agreed to extend payment of this $283,877 amount for up to two years, with interest at 8% per annum and convertible into the Company's Common Stock at a price equal to $1.375 per share. In January 1997, the Sellers elected to convert this amount and received 206,456 shares of the Company's Common Stock. Two of the Sellers, representing approximately 70% in interest of the Sellers, were Stanley Ginsburg and Ira Ingerman, who are listed under Security Ownership as 5% or more beneficial owners of the Company's Common Stock.

     The Company acquired DMS Store Fixtures, Inc. (the "Acquisition") on December 31, 1997. The aggregate consideration paid by the Company in the Acquisition was (i) $14,500,000, (ii) 2,000,000 unregistered shares of Common Stock and (iii) 250,000 shares of unregistered Common Stock issuable conditioned upon DMS achieving at least $12,500,000 in cumulative pre-tax earnings over the five year period following the closing date. The purchase price was determined by negotiation between Robert B. Ginsburg, CEO of the Company, and Ira Ingerman, the Co-Chairman and CFO of DMS. The Company's financial advisor, Legg Mason Wood Walker Incorporated, provided its opinion in connection with the acquisition that the aggregate consideration to be paid by the Company was fair to the Company from a financial point of view. Prior to the consummation of the Acquisition, Lawrence Schan, Ira Ingerman and Stanley Ginsburg (collectively, the "DMS Principals") owned an aggregate of

12.2% of the voting stock of the Company. Following the consummation of the Acquisition, the DMS Principals own approximately 33.6% of the voting stock of the Company (including the Common Stock already owned by the DMS Principals prior to the Acquisition and excluding the contingent stock consideration referred to above and excluding 171,900 shares held subject to the DMS Employee Shareholders Agreement for the benefit of certain DMS employees). Because the Company has cumulative voting for the election of directors and a classified board, the DMS Principals will have the ability to elect, over a period of three years following the consummation of the Acquisition, two of the Company's five directors. In addition because the Company's restated certificate of incorporation and the New Jersey Business Corporation Act provide that certain matters require the approval of two-thirds of the shareholders of the Company, the DMS Principals will effectively have the right to prevent any such matters from being approved. Stanley Ginsburg is the father of Robert B. Ginsburg, the President and CEO of the Company. The purchase price was determined by negotiation between Robert B. Ginsburg, CEO


     In accordance with the terms and conditions of the Acquisition, DMS entered into employment agreements (the "Employment Agreements") with each of the DMS Principals. Pursuant to the Employment Agreements, Stanley Ginsburg serves as Co-Chairman and Chief Executive Officer, Mr. Ingerman serves as Co-Chairman and Chief Financial Officer, and Mr. Schan serves as President and Chief Operating Officer, respectively, of DMS. The Employment Agreements with each of Messrs. Ginsburg and Ingerman are each for a term of five years, expiring on the fifth anniversary of the Closing Date of the Acquisition, and provides for each of Messrs. Ginsburg and Ingerman to receive an annual base salary of $125,000. Mr. Schan's Employment Agreement is also for a term of five years, and provides for him to receive an annual base salary of $250,000 plus incentive bonus payments based on the achievement by DMS of certain levels of pre-tax profit (calculated after subtracting out the bonus), ranging from a $10,000 bonus upon the achievement of a minimum of $120,000 in pre-tax profit to a maximum bonus of $250,000 upon the achievement of pre-tax profit of $1,800,000. DMS also maintains $2,000,000 of key man insurance on Mr. Schan, and a $2,000,000 "second-to-die" policy on Messrs. Ingerman and Ginsburg.


     DMS leases its principal offices in King of Prussia, Pennsylvania from Ingerman-Ginsburg Partnership, a general partnership whose partners are Stanley Ginsburg and Ira Ingerman, pursuant to a Lease Agreement, dated March, 1984, as amended as of January 1, 1992, January 1, 1995 and July 1, 1996 (collectively, the "Lease"). The premises leased by DMS consist of 60,000 square feet of rentable space and constitutes one-half of the total rentable square feet of a building owned by Ingerman-Ginsburg Partnership. The other half of the building is occupied by a third party unrelated to either DMS, or Messrs. Ginsburg or Ingerman. DMS pays rent in the amount of $3.00 per square foot (triple net); provided that, in the event that the rental with respect to the portion of the building rented to the unrelated third party is increased after June 30, 1999 to more than $3.00 per square foot (triple net), the rental paid by DMS will automatically be increased to that amount, with a maximum of $4.00 per square foot. The term of the Lease expires on December 31, 2002, subject to a five year renewal option at a rental equal to fair market value.

     Robert Ginsburg, the Company's President, CEO and a director, had an outstanding loan from the Company during 1997 in the maximum aggregate amount of $100,000. The principal amount outstanding at April 14, 1998 was $75,000. This loan bears interest at the rate of 8% per annum, which is paid quarterly.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected the firm of Coopers & Lybrand as the Company's independent public accountants for 1998. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

     In order for proposals of shareholders to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting, such proposals must be received by the Secretary of the Company not later than December 28, 1998. The Board knows of no other business to be transacted, but if any other matters are properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will vote upon such matters in accordance with their best judgment.

     The cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses. In addition to solicitation by mail, officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies by telephone, telegraph and personally. Additionally, the Company may retain the services of an independent solicitor to aid in the solicitation of proxies, for a fee (not anticipated to exceed $7,500) plus out-of-pocket costs and expenses.

     A copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, for the year ended December 31, 1997 may be obtained without charge by writing to Marlton Technologies, Inc., 28 28 Charter Road, Philadelphia, Pennsylvania 19154, Attention: Alan I. Goldberg, Secretary.

MARLTON TECHNOLOGIES, INC.

1992 DIRECTOR STOCK PLAN

Effective June 19, 1992


I. GENERAL

1.1 PURPOSE

         The purpose of the Director Stock Plan ("Plan") is to foster and promote the long-term financial success of Marlton Technologies, Inc. ("Marlton") and its affiliates by attracting and retaining nonemployee directors by enabling them to participate in the corporation's growth through automatic, nondiscretionary awards of stock ("Awards").

1.2 ELIGIBILITY

         Eligibility in this Plan shall be limited to members of the Board of Directors of Marlton, who at the time the Award is made are not employees or officers of Marlton or its affiliates.

1.3 SHARES SUBJECT TO THE PLAN

         Shares of stock covered by Awards under the Plan may be, in whole or in part, authorized and unissued shares of Marlton's common stock, or previously issued shares of common stock reacquired by Marlton including shares purchased on the open market, or such other shares as may be substituted pursuant to
Section 3.3. ("Common Stock"). The maximum number of shares of Common Stock which may be issued for all purposes under the Plan shall be 50,000 (subject to adjustment pursuant to Section 3.3).

II. STOCK AWARDS

2.1 AWARD FORMULA

         Effective with a Director's election at the 1992 Annual Meeting of Shareholders, and on each subsequent date a Director is elected or reelected to the Board of Directors of Marlton, such Director will automatically be granted shares of fully vested Common Stock, at no cost to the Director, in an amount equal to the then current annual director retainer fee divided by the average market value on the ten trading days prior to the date of election. No fractional shares will be issued. Each stock certificate evidencing an Award shall be registered in the name of the Director and delivered to him or her on that date, or as soon thereafter as practicable.

2.2 AWARD LIMITATION

         Subject to the limitations of Section 3.2, the award formula may be modified from time to time by the Board of Directors, with respect to pricing, timing and amount, but such formula will not be modified to provide an Award in excess of the greater of (i) $5,000 in market value of Common Stock per Director per year, or (ii) 1,000 shares of Common Stock per Director per year.

2.3 VESTING OF AWARDS

         Awards will vest over the 12 month period of service as a director subsequent to the date of the Award. In the event of failure to serve for the full 12 month period for any reason other than death or disability, the unvested portion of the Award will be forfeited and such shares may be reissued pursuant to other Awards. Stock certificates representing Awards will bear a legend to such effect.



III. ADMINISTRATION

3.1 ADMINISTRATION OF THE PLAN

         The Plan shall be self-effectuating. Administrative determinations necessary or advisable for the administration or interpretation of the Plan in order to carry out its provisions and purposes shall be made by Marlton.

3.2 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

         The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend the Plan from time to time in such respects as the Board of Directors may deem advisable; provided, however, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules promulgated thereunder; and provided further, the Plan shall not be amended, without shareholder approval to the extent required by law or the rules of any exchange upon which the Common Stock is listed, (a) to materially increase the number of shares of Common Stock which may be issued under the Plan, except as provided in
Section 3.3, (b) to materially modify the requirements as to eligibility for participation in the Plan, or (c) to materially increase the benefits accruing to Directors under the Plan. No such amendment, suspension or termination shall make any change that would disqualify the Plan, or any other plan of Marlton intended to be so qualified, from the exemption provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

3.3 CAPITAL ADJUSTMENTS

         In the event of a stock dividend or stock split, combination or other reduction in the number of issued shares of Common Stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the assets or dissolution of Marlton, the Board of Directors shall, in order to prevent the dilution or enlargement of rights under the Plan, make such adjustments in the number and type of shares authorized and the number and type of shares that may be awarded under this Plan as may be determined to be appropriate and equitable.

IV. MISCELLANEOUS

4.1 RIGHTS OF DIRECTORS

         Nothing in the Plan shall confer upon any Director any right to serve as a Director for any period of time or to continue his or her present or any other rate of compensation.

4.2 REQUIREMENTS OF LAW

         The granting of Awards and issuance of shares of Common Stock shall be subject to all applicable rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

4.3 TERM OF PLAN

         This Plan shall become effective upon its approval by the shareholders of Marlton at their 1992 Annual Meeting, and shall continue in effect until terminated by the Marlton Board of Directors or the Marlton shareholders.

                           MARLTON TECHNOLOGIES, INC.
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS JUNE 18, 1998
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         Revoking any such prior appointment, the undersigned hereby appoints Robert B. Ginsburg and Alan I. Goldberg, and each of them, attorneys and agents, with power of substitution, to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Shareholders of Marlton Technologies, Inc., to be held, on June 18, 1998, at 9:00 A.M. at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania, and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

                  (To be continued and signed on reverse side.)


_X__ Please mark your
     votes as in this
     example.

1.  Election of Directors  For      Withheld   Nominees: Fred Cohen
                           ____       ____               Dr. William F. Hamilton

                                            THIS PROXY WHEN PROPERLY EXECUTED
                                            WILL BE VOTED IN THE MANNER DIRECTED
For, except vote withheld from              HEREIN BY THE UNDERSIGNED
the following nominee(s):                   STOCKHOLDER. IF NO DIRECTION IS
                                            MADE, THIS PROXY WILL BE VOTED IN
                                            FAVOR THE NOMINEES FOR THE ELECTION
______________________________________      OF DIRECTIONS (WITH DISCRETIONARY
                                            AUTHORITY OF THE PROXIES TO CUMULATE
                                            VOTES). AND FOR THE PROPOSAL.
                                            THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                            RECEIPT OF A COPY OF THE THE NOTICE
                                            OF MEETING AND PROXY STATEMENT
                                            RELATED TO SUCH ANNUAL MEETING
                                            In their discretion, the Proxies are
                                            authorized to vote upon such other
                                            business as may properly come before
                                            the Meeting, including without
                                            limitation any matters which the
                                            Board of Directors does not know a
                                            reasonable time.

2.  Proposal to Amend 1992     For    Against    Abstain
    Directors Stock Plan       [ ]      [ ]        [ ]



SIGNATURE_______________________________________   DATE________________, 1998

SIGNATURE_______________________________________   DATE________________, 1998
                                 IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.